UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2014, Tecnoglass Inc. (the “Company”) entered into a subscription agreement with an affiliate of A. Lorne Weil, the Company’s Non-Executive Chairman of the Board, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 ordinary shares (“Shares”) of the Company for $1,000,000, or approximately $10.45 per share, representing a slight premium to the closing price of the Shares immediately prior to the execution of the subscription agreement. The closing of the purchase will take place on or before March 15, 2014 (“Closing”).

The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares no later than four months after the Closing and use its best efforts to have such registration statement declared effective as soon as possible.

On March 6, 2014, the Company issued a press release announcing the foregoing. A copy of the press release for such announcement is attached to this Report as Exhibit 99.1.

Also effective March 5, 2014, the Company entered into indemnification agreements with each of its executive officers and members of its board of directors. The indemnification agreements supplement the Company’s Third Amended and Restated Memorandum and Articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that the Company will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys' fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were directors or executive officers of the Company, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

The foregoing descriptions of the subscription agreement and indemnification agreements do not purport to be complete and are qualified in their entirety by reference to the subscription agreement and form of indemnification agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As indicated above in Item 1.01, on March 5, 2014, the Company entered into a subscription agreement with an affiliate of A. Lorne Weil, the Company’s Non-Executive Chairman of the Board, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 Shares of the Company for $1,000,000, or approximately $10.45 per share. The Shares will be sold to the investor under Section 4(2) of the Securities Act of 1933, as amended, as the investor is an accredited investor. The Company intends to use the proceeds from the sale for general working capital purposes. The Closing will take place on or before March 15, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2

Exhibit	Description

10.1	Subscription Agreement

10.2	Form of Indemnification Agreement

99.1	Press release, dated March 6, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2014

TECNOGLASS INC.

By: /s/ Jose M. Daes

        Name: Jose M. Daes

        Title: Chief Executive Officer

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